Exhibit 99.1

Unaudited Pro Forma Financial Information

The following unaudited pro forma statement of operations for the year ended December 31, 2014 has been prepared to give pro forma effect to: (1) our purchase of a portfolio of approximately $4.4 billion in aggregate principal amount of commercial mortgage loans from certain affiliates of General Electric Capital Corporation (the “Loan Portfolio”); (2) our borrowing of $3.8 billion under the facility to be entered into with Wells Fargo (the “Wells Fargo Facility”); and (3) our public offering (the “Offering”) of 23,000,000 shares of our class A common stock based on the assumptions herein and use of proceeds thereof (collectively, the “Transactions”), in each case as if they had occurred on January 1, 2014. The following unaudited pro forma balance sheet as of December 31, 2014 has been prepared to give pro forma effect to the Transactions, in each case as if they had occurred on December 31, 2014.

The following unaudited pro forma statements of operations and balance sheet are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the relevant transactions had been consummated on the date indicated, nor are they indicative of future operating results. As required by Regulation S-X adopted by the Securities and Exchange Commission (the “SEC”), these unaudited pro forma financial statements reflect the income and expenses generated by the Transactions as if they had been consummated on January 1, 2014, and do not consider the potential or expected repayment of loans relative to the date of our future acquisition thereof, the related de-leveraging as a result of mandatory repayments under the Wells Fargo Facility, and the resultant impact on revenues and expenses. Had the repayment of loans and related de-leveraging that we expect could occur been reflected in the unaudited pro forma statement of operations, the increase in net income and earnings per share on a pro forma basis would have been substantially lower than that shown in these unaudited pro forma financial statements.

You should read the following information together with the information contained under the caption “Risks Related to the Loan Portfolio Acquisition” contained in exhibit 99.3 to our Current Report on Form 8-K filed with the SEC on April 13, 2015 (the “Current Report”) and our audited consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 17, 2015.

Blackstone Mortgage Trust, Inc. and Subsidiaries

Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2014

(in thousands, except share and per share data)

(unaudited)

	Actual	Pro Forma Transactions		Pro Forma
Income from loans and other investments
Interest and related income	$184,766	$221,449	(a)	$406,215
Interest and related expenses	69,143	80,570	(b)	149,713

Income from loans and other investments, net	115,623	140,879		256,502
Other Expenses
Management fees	17,832	10,228	(c)	28,060
Incentive fees	1,659	23,790	(c)	25,449
General and administrative	27,799	2,000	(d)	29,799

Total other expenses	47,290	36,018		83,308
Unrealized gain on investments at fair value	13,258	—		13,258
Loss on deconsolidation of subsidiary	(8,615)	—		(8,615)
Income from unconsolidated subsidiaries	28,036	—		28,036

Income before income taxes	101,012	104,861		205,873
Income tax provision	518	21	(e)	539

Net Income	100,494	104,840		205,334

Non-controlling interest	(10,449)	—		(10,449)

Net Income attributable to Blackstone Mortgage Trust, Inc.	$90,045	$104,840		$194,885

Weighted average shares outstanding	48,394,478	23,000,000		71,394,478
Earnings Per Share, Basic and Diluted	$1.86	$4.56		$2.73 (f)

(a)	Represents the interest income, including amortization of premium or discount, generated by the Loan Portfolio, assuming (i) an investment date of January 1, 2014, (ii) LIBOR and other benchmark rates as of March 31, 2015, (iii) foreign currency exchange rates as of March 31, 2015, and (iv) no loan repayments or funding of unfunded loan commitments during the period. As noted above, these results are not indicative of the earnings expected to be generated by the Loan Portfolio during the one year period following consummation of the Loan Portfolio acquisition as a result of, but not limited to, (i) loan maturities, (ii) loan prepayments, (iii) exit and prepayment fees, and (iv) foreign currency fluctuations and/or related hedging costs. As of April 13, 2015, $1.8 billion of loans in the Loan Portfolio are open to repayment without fees or other penalties, and $201.7 million have stated maturity dates scheduled to occur during 2015.
(b)	Represents the interest expense, including amortization of deferred financing costs, incurred under the Wells Fargo Facility and the Company’s existing revolving repurchase facilities, assuming a borrowing date of January 1, 2014, (ii) LIBOR and other benchmark rates as of March 31, 2015, (iii) foreign currency exchange rates as of March 31, 2015, and (iv) no loan repayments during the period. As noted above, these results are not indicative of the expense expected to be incurred under the Wells Fargo Facility during the one year period following consummation of the Loan Portfolio acquisition as a result of loan maturities and prepayments, and the related repayment of the Wells Fargo Facility.

(c)	Represents the additional base and incentive management fees payable during the year, assuming net offering proceeds from the Offering of $681.8 million on January 1, 2014, and pro forma Core Earnings of $128.6 million during the period. For further detail regarding the terms of the management agreement with our Manager, see Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 17, 2015. See below for a reconciliation of pro forma net income to pro forma Core Earnings:

Pro forma net income	$104,840
Add: Pro forma incentive fees	23,790

Pro forma Core Earnings	$128,630

(d)	Represents a pro forma $2.0 million of additional operating expenses related to the increased size of the Company following the Transactions, including legal, accounting, tax preparations, compliance, loan servicing, custodial, and other corporate expenses. Excludes one-time transaction-related expenses expected to be incurred.
(e)	Represents estimated state and local income taxes related to the Loan Portfolio.
(f)	Pro forma earnings per share amounts are calculated by dividing the applicable pro forma income or loss by the pro forma weighted average shares of Class A common stock outstanding. Pro forma weighted average shares of Class A common stock outstanding includes (i) the actual weighted average shares outstanding during the period and (ii) the number of shares to be issued in the Offering, assuming they were issued on January 1, 2014. As discussed above, these results do not reflect the loan maturities and loan prepayments we expect could occur during the one year period following consummation of the Loan Portfolio acquisition. Had the repayment of loans and related de-leveraging that we expect could occur been reflected in the unaudited pro forma statement of operations, the increase in net income and earnings per share on a pro forma basis would have been substantially lower than that shown in these unaudited pro forma financial statements.

Blackstone Mortgage Trust, Inc. and Subsidiaries

Pro Forma Consolidated Balance Sheet

As of December 31, 2014

(in thousands, except per share data)

(unaudited)

	Actual	Pro Forma Transactions		Pro Forma
Assets
Cash and cash equivalents	$51,810	$—		$51,810
Restricted cash	11,591	—		11,591
Loans receivable, net	4,428,500	4,437,393	(a)	8,865,893
Equity investments in unconsolidated subsidiaries	10,604	—		10,604
Other assets	86,016	9,875	(b)	95,891

Total Assets	$4,588,521	$4,447,268		$9,035,789

Liabilities
Other liabilities	$61,013	$—		$61,013
Revolving repurchase facilities	2,040,783	3,765,431	(b)	5,806,214
Asset-specific repurchase agreements	324,553	—		324,553
Participations sold	499,433	—		499,433
Convertible notes, net	161,853	—		161,853

Total Liabilities	3,087,635	3,765,431		6,853,066

Equity
Class A common stock, $0.01 par value	583	230	(c)	813
Additional paid-in capital	2,027,404	681,607	(c)	2,709,011
Accumulated other comprehensive loss	(15,024)	—		(15,024)
Accumulated deficit	(547,592)	—		(547,592)

Total Blackstone Mortgage Trust, Inc. stockholders’ equity	1,465,371	681,837		2,147,208
Non-controlling interests	35,515	—		35,515

Total equity	1,500,886	681,837		2,182,723

Total liabilities and equity	$4,588,521	$4,447,268		$9,035,789

(a)	Represents the expected purchase price of the Loan Portfolio.

(b)	Represents borrowings expected to be incurred under the Wells Fargo Facility and existing revolving repurchase facilities in connection with our investment in the Loan Portfolio and the associated deferred financing costs. Excludes $187.6 million available to the Company under the Wells Fargo Facility in connection with future funding obligations under the Loan Portfolio. For further details of the Wells Fargo Facility, see Item 8.01 in the Current Report.
(c)	Represents the Offering, assuming net offering proceeds of $681.8 million, based on the sale of 23,000,000 shares of our class A common stock at the public offering price of $30.50 per share. Substantially all of the net proceeds from the Offering are expected to be used to acquire the Loan Portfolio and for working capital and general corporate purposes.